Exhibit (j)

                      Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus (Investment Class) and to the incorporation by reference in this Post-Effective Amendment No. 97 to the Registration Statement (Form N-1A) (No. 33-07404) of BT Investment Funds of our reports dated November 13, 2002, included in the 2002 Annual Report to shareholders of PreservationPlus Income Fund.


/s/ERNST & YOUNG LLP


ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 28, 2003